October 27, 2021	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FOURTH QUARTER
AND FISCAL 2021 RESULTS

•Record quarterly net revenues of $2.70 billion, up 30% over the prior year’s fiscal fourth quarter and 9% over the preceding quarter
•Record quarterly net income of $429 million, or $2.02 per diluted share(1), and quarterly adjusted net income of $437 million(2), or $2.06 per diluted share(1) (2)
•Record annual net revenues of $9.76 billion, record annual net income of $1.40 billion, or $6.63 per diluted share(1), and annual adjusted net income of $1.49 billion(2), or $7.05 per diluted share(1) (2)
•Quarter-end records for client assets under administration of $1.18 trillion, financial assets under management of $191.9 billion, and net loans at Raymond James Bank of $25.0 billion
•Record Private Client Group financial advisors of 8,482, net increases of 243 over September 2020 and 69 over June 2021
•Annualized return on equity for the quarter of 21.3% and annualized adjusted return on tangible common equity for the quarter of 24.1%(2)

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.70 billion and net income of $429 million, or $2.02 per diluted share(1), for the fiscal fourth quarter ended September 30, 2021. Excluding $10 million of acquisition-related expenses, quarterly adjusted net income was $437 million(2), or $2.06 per diluted share(1) (2). Quarterly net revenue growth was driven by record investment banking revenues and record asset management and related administrative fees, primarily due to higher Private Client Group assets in fee-based accounts.

Compared to the prior fiscal year, net revenues of $9.76 billion increased 22% in fiscal 2021, net income of $1.40 billion increased 72% and adjusted net income of $1.49 billion(2) increased 74%. Return on equity for the fiscal year was 18.4% and adjusted return on tangible common equity was 21.6%(2).

“In fiscal 2021, we’ve proven once again that focusing on our time-tested client-first strategy of providing outstanding service to our advisors and their clients will guide us through uncertain market, economic and global conditions, in this case in record-setting fashion,” said Chairman and CEO Paul Reilly. “Through a combination of diverse and complementary businesses, we generated record results for the firm in fiscal 2021, which included record net revenues and pre-tax income in the Private Client Group, Capital Markets and Asset Management segments. We are well positioned entering fiscal 2022, with strong capital ratios and quarter-end records for client assets, the number of Private Client Group financial advisors and net loans at Raymond James Bank. Furthermore, financial advisor recruiting activity remains robust across all of our affiliation options and our investment banking pipelines are strong.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•Record quarterly net revenues of $1.80 billion, up 29% over the prior year’s fiscal fourth quarter and 6% over the preceding quarter
•Record quarterly pre-tax income of $222 million, up 78% over the prior year’s fiscal fourth quarter and 14% over the preceding quarter
•Record annual net revenues of $6.61 billion and annual pre-tax income of $749 million, up 19% and 39%, respectively, over fiscal 2020
•Record quarter-end Private Client Group assets under administration of $1.12 trillion, up 26% over September 2020 and 1% over June 2021
•Record quarter-end Private Client Group assets in fee-based accounts of $627.1 billion, up 32% over September 2020 and 2% over June 2021
•Record Private Client Group financial advisors of 8,482, net increases of 243 over September 2020 and 69 over June 2021
•Record clients’ domestic cash sweep balances of $66.7 billion, up 20% over September 2020 and 6% over June 2021

Record quarterly results were primarily attributable to higher asset management and related administrative fees, reflecting record assets in fee-based accounts largely driven by the net addition of financial advisors and equity market appreciation during the year.

“Advisors are attracted to our robust technology capabilities and client-first values, particularly as they continue to adapt how they serve and meet the needs of their clients in an ever-changing environment,” said Reilly. “Through a combination of strong retention and record recruiting, we finished the fiscal year with a record 8,482 financial advisors, representing a net increase of 243 during the year. Entering fiscal 2022, financial advisor recruiting activity remains strong across our employee, independent contractor and independent RIA affiliation options.”

Capital Markets

•Record quarterly net revenues of $554 million, up 35% over the prior year’s fiscal fourth quarter and 24% over the preceding quarter
•Record quarterly pre-tax income of $183 million, up 73% over the prior year’s fiscal fourth quarter and 59% over the preceding quarter
•Record annual net revenues of $1.89 billion and record annual pre-tax income of $532 million, up 46% and 136%, respectively, over fiscal 2020
•Record quarterly investment banking revenues of $350 million, up 67% over the prior year’s fiscal fourth quarter and 32% over the preceding quarter
•Record merger & acquisition and advisory (M&A) revenues of $215 million, up 119% over the prior year’s fiscal fourth quarter and 41% over the preceding quarter

Record quarterly results were driven by record M&A revenues and record equity underwriting revenues. Furthermore, Tax Credit Funds revenues were strong and fixed income brokerage revenues remained solid during the quarter.

“Driven by the continued investment and overall strength in the Global Equities and Investment Banking and Fixed Income platforms, Capital Markets generated record results in fiscal 2021 bolstered by record investment banking and fixed income brokerage revenues,” said Reilly. “Entering fiscal 2022, investment banking pipelines remain robust and conditions are conducive to continued strength in fixed income brokerage activity.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Record quarterly net revenues of $238 million, up 29% over the prior year’s fiscal fourth quarter and 6% over the preceding quarter
•Record quarterly pre-tax income of $114 million, up 46% over the prior year’s fiscal fourth quarter and 9% over the preceding quarter
•Record annual net revenues of $867 million and record annual pre-tax income of $389 million, up 21% and 37%, respectively, over fiscal 2020
•Record quarter-end financial assets under management of $191.9 billion, up 25% over September 2020 and slightly above June 2021

Record quarterly results were primarily attributable to growth of financial assets under management driven by net inflows to fee-based accounts in the Private Client Group, partially offset by market depreciation and net outflows for Carillon Tower Advisers during the quarter.

Raymond James Bank

•Quarterly net revenues of $176 million, up 9% compared to the prior year’s fiscal fourth quarter and 4% over the preceding quarter
•Quarterly pre-tax income of $81 million, up 145% over the prior year’s fiscal fourth quarter and down 22% compared to the preceding quarter
•Annual net revenues of $672 million and annual pre-tax income of $367 million, down 12% and up 87%, respectively, compared to fiscal 2020
•Record net loans of $25.0 billion, up 18% over September 2020 and 5% over June 2021
•Net interest margin (NIM) of 1.92% for the quarter, down 17 basis points compared to the prior year’s fiscal fourth quarter and flat compared to the preceding quarter

Net revenue growth was largely due to higher asset balances. Net loans grew 18% year-over-year and 5% sequentially, driven by higher securities-based loans to Private Client Group clients and growth in corporate loans. Year-over-year pre-tax income growth was due to the aforementioned revenue growth and a lower bank loan provision for credit losses in the current quarter. The bank loan allowance for credit losses as a percent of loans held for investment ended the quarter at 1.27%, down from 1.65% in September 2020 and 1.34% in June 2021.

Other

The Other segment included $18 million of valuation gains on private equity investments during the quarter, of which $5 million were attributable to noncontrolling interests and were offset in other expenses. At the end of the quarter, the total capital ratio was 26.2%(3) and the tier 1 leverage ratio was 12.6%(3), both well above the regulatory requirements.

A conference call to discuss the results will take place tomorrow morning, Thursday, October 28, at 8:15 a.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-918-9477 (conference code: 21998510). An audio replay of the call will be available at the same location until December 31, 2021.

Please refer to the footnotes at the end of this press release for additional information.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,500 financial advisors. Total client assets are $1.18 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions (including our proposed acquisitions of Charles Stanley Group PLC and TriState Capital Holdings, Inc.) and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, any other statement that necessarily depends on future events, is intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal Fourth Quarter of 2021	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Net revenues	$2,695	$2,079	$2,471	30%	9%
Pre-tax income	$560	$256	$385	119%	45%
Net income	$429	$209	$307	105%	40%

Earnings per common share: (1) (4)
Basic	$2.08	$1.02	$1.49	104%	40%
Diluted	$2.02	$1.00	$1.45	102%	39%

Non-GAAP measures: (2)
Adjusted pre-tax income	$570	$309	$490	84%	16%
Adjusted net income	$437	$249	$386	76%	13%
Adjusted earnings per common share - basic (1) (4)	$2.12	$1.21	$1.88	75%	13%
Adjusted earnings per common share - diluted (1) (4)	$2.06	$1.19	$1.82	73%	13%

	Twelve months ended
$ in millions, except per share amounts	September 30, 2021	September 30, 2020	% change
Net revenues	$9,760	$7,990	22%
Pre-tax income	$1,791	$1,052	70%
Net income	$1,403	$818	72%

Earnings per common share: (1) (4)
Basic	$6.81	$3.96	72%
Diluted	$6.63	$3.88	71%

Non-GAAP measures: (2)
Adjusted pre-tax income	$1,908	$1,105	73%
Adjusted net income	$1,492	$858	74%
Adjusted earnings per common share - basic (1) (4)	$7.24	$4.15	74%
Adjusted earnings per common share - diluted (1) (4)	$7.05	$4.08	73%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Fourth Quarter of 2021

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Revenues:
Asset management and related administrative fees	$1,366	$1,006	$1,262	36%	8%
Brokerage revenues:
Securities commissions	412	352	415	17%	(1)%
Principal transactions	129	143	137	(10)%	(6)%
Total brokerage revenues	541	495	552	9%	(2)%
Account and service fees	170	140	161	21%	6%
Investment banking	364	222	276	64%	32%
Interest income	215	201	205	7%	5%
Other (5)	74	57	55	30%	35%
Total revenues	2,730	2,121	2,511	29%	9%
Interest expense	(35)	(42)	(40)	(17)%	(13)%
Net revenues	2,695	2,079	2,471	30%	9%
Non-interest expenses:
Compensation, commissions and benefits	1,774	1,415	1,661	25%	7%
Non-compensation expenses:
Communications and information processing	114	100	109	14%	5%
Occupancy and equipment	60	57	58	5%	3%
Business development	36	28	31	29%	16%
Investment sub-advisory fees	37	26	34	42%	9%
Professional fees	32	23	26	39%	23%
Bank loan provision/(benefit) for credit losses (6)	5	45	(19)	(89)%	NM
Losses on extinguishment of debt (7)	—	—	98	—%	(100)%
Acquisition and disposition-related expenses (8)	10	7	7	43%	43%
Reduction in workforce expenses (9)	—	46	—	(100)%	—%
Other (5)	67	76	81	(12)%	(17)%
Total non-compensation expenses	361	408	425	(12)%	(15)%
Total non-interest expenses	2,135	1,823	2,086	17%	2%
Pre-tax income	560	256	385	119%	45%
Provision for income taxes	131	47	78	179%	68%
Net income	$429	$209	$307	105%	40%

Earnings per common share – basic (1) (4)	$2.08	$1.02	$1.49	104%	40%
Earnings per common share – diluted (1) (4)	$2.02	$1.00	$1.45	102%	39%
Weighted-average common shares outstanding – basic (1)	205.5	205.4	205.8	—%	—%
Weighted-average common and common equivalent shares outstanding – diluted (1)	211.7	209.4	211.7	1%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Fourth Quarter of 2021

Consolidated Statements of Income (Unaudited)

	Twelve months ended
in millions, except per share amounts	September 30, 2021	September 30, 2020	% change
Revenues:
Asset management and related administrative fees	$4,868	$3,834	27%
Brokerage revenues:
Securities commissions	1,651	1,468	12%
Principal transactions	561	488	15%
Total brokerage revenues	2,212	1,956	13%
Account and service fees	635	624	2%
Investment banking	1,143	650	76%
Interest income	823	1,000	(18)%
Other (5)	229	104	120%
Total revenues	9,910	8,168	21%
Interest expense	(150)	(178)	(16)%
Net revenues	9,760	7,990	22%
Non-interest expenses:
Compensation, commissions and benefits	6,583	5,465	20%
Non-compensation expenses:
Communications and information processing	429	393	9%
Occupancy and equipment	232	225	3%
Business development	111	134	(17)%
Investment sub-advisory fees	130	101	29%
Professional fees	112	91	23%
Bank loan provision/(benefit) for credit losses (6)	(32)	233	NM
Losses on extinguishment of debt (7)	98	—	NM
Acquisition and disposition-related expenses (8)	19	7	171%
Reduction in workforce expenses (9)	—	46	(100)%
Other (5)	287	243	18%
Total non-compensation expenses	1,386	1,473	(6)%
Total non-interest expenses	7,969	6,938	15%
Pre-tax income	1,791	1,052	70%
Provision for income taxes	388	234	66%
Net income	$1,403	$818	72%

Earnings per common share – basic (1) (4)	$6.81	$3.96	72%
Earnings per common share – diluted (1) (4)	$6.63	$3.88	71%
Weighted-average common shares outstanding – basic (1)	205.7	206.4	—%
Weighted-average common and common equivalent shares outstanding – diluted (1)	211.2	210.3	—%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal Fourth Quarter of 2021	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	September 30, 2021		September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Total assets	$61,891		$47,482	$57,161	30%	8%
Total equity attributable to Raymond James Financial, Inc.	$8,245		$7,114	$7,863	16%	5%
Book value per share (1) (10)	$40.08		$34.72	$38.28	15%	5%
Tangible book value per share (1) (2) (10)	$36.11		$31.96	$34.36	13%	5%

Capital ratios:
Tier 1 capital	25.0%	(3)	24.2%	24.4%
Total capital	26.2%	(3)	25.4%	25.6%
Tier 1 leverage	12.6%	(3)	14.2%	12.6%

	Three months ended			Twelve months ended
	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2021	September 30, 2020
Return on equity (11)	21.3%	11.9%	15.9%	18.4%	11.9%
Adjusted return on equity (2) (11)	21.7%	14.1%	19.9%	19.5%	12.5%
Return on tangible common equity (2) (11)	23.7%	12.9%	17.7%	20.4%	13.0%
Adjusted return on tangible common equity (2) (11)	24.1%	15.3%	22.2%	21.6%	13.6%
Pre-tax margin (12)	20.8%	12.3%	15.6%	18.4%	13.2%
Adjusted pre-tax margin (2) (12)	21.2%	14.9%	19.8%	19.5%	13.8%
Total compensation ratio (13)	65.8%	68.1%	67.2%	67.4%	68.4%
Effective tax rate	23.4%	18.4%	20.3%	21.7%	22.2%

Client asset metrics ($ in billions)	As of			% change from
	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Client assets under administration	$1,178.7	$930.1	$1,165.0	27%	1%
Private Client Group assets under administration	$1,115.4	$883.3	$1,102.9	26%	1%
Private Client Group assets in fee-based accounts	$627.1	$475.3	$616.7	32%	2%
Financial assets under management	$191.9	$153.1	$191.0	25%	—%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Raymond James Bank Deposit Program (“RJBDP”): (14)
Raymond James Bank	$31,410	$25,599	$29,253	23%	7%
Third-party banks	24,496	25,998	25,080	(6)%	(2)%
Subtotal RJBDP	55,906	51,597	54,333	8%	3%
Client Interest Program	10,762	3,999	8,610	169%	25%
Total clients’ domestic cash sweep balances	$66,668	$55,596	$62,943	20%	6%

	Three months ended			Twelve months ended
	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2021	September 30, 2020
Average yield on RJBDP - third-party banks (15)	0.29%	0.33%	0.29%	0.30%	0.77%

Private Client Group financial advisors	As of			% change from
	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Employees	3,461	3,404	3,423	2%	1%
Independent contractors	5,021	4,835	4,990	4%	1%
Total advisors	8,482	8,239	8,413	3%	1%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Fourth Quarter of 2021	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

Consolidated Net Interest
	Three months ended
	September 30, 2021			September 30, 2020			June 30, 2021
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,601	$3	0.19%	$5,633	$4	0.27%	$5,644	$3	0.20%
Assets segregated for regulatory and other purposes	9,994	4	0.14%	3,614	3	0.33%	9,016	3	0.16%
Available-for-sale securities	8,285	21	1.04%	6,024	23	1.52%	8,041	20	0.96%
Brokerage client receivables	2,452	21	3.34%	2,059	18	3.47%	2,363	19	3.33%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial (“C&I”) loans (16)	8,295	52	2.46%	7,404	49	2.57%	7,936	50	2.51%
Commercial real estate (“CRE”) loans (16)	2,817	18	2.54%	2,578	16	2.46%	2,748	18	2.59%
Real estate investment trust (“REIT”) loans (16)	1,223	7	2.47%	1,294	8	2.33%	1,327	9	2.53%
Tax-exempt loans (17)	1,321	9	3.21%	1,274	8	3.35%	1,294	9	3.33%
Residential mortgage loans	5,305	37	2.70%	5,026	36	2.87%	5,126	34	2.70%
Securities-based loans and other	5,820	32	2.17%	3,852	23	2.38%	5,208	29	2.22%
Loans held for sale	191	1	2.59%	105	1	3.44%	142	1	2.92%
Total bank loans, net	24,972	156	2.49%	21,533	141	2.63%	23,781	150	2.54%
All other interest-earning assets	2,218	10	1.70%	2,167	12	2.29%	2,288	10	1.51%
Total interest-earning assets	$53,522	$215	1.59%	$41,030	$201	1.95%	$51,133	$205	1.60%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$30,218	$2	0.02%	$24,936	$1	0.02%	$28,908	$1	0.02%
Certificates of deposit	885	4	1.90%	1,047	5	1.96%	883	4	1.91%
Total bank deposits	31,103	6	0.07%	25,983	6	0.10%	29,791	5	0.08%
Brokerage client payables	11,427	—	0.03%	4,931	2	0.17%	10,486	1	0.03%
Other borrowings	859	5	2.21%	889	5	2.22%	860	4	2.19%
Senior notes payable	2,037	23	4.44%	2,045	24	4.71%	2,211	25	4.49%
All other interest-bearing liabilities	568	1	0.13%	547	5	2.17%	602	5	1.12%
Total interest-bearing liabilities	$45,994	$35	0.30%	$34,395	$42	0.47%	$43,950	$40	0.34%
Net interest income		$180			$159			$165

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Fourth Quarter of 2021	(Unaudited)

Consolidated Net Interest
	Twelve months ended
	September 30, 2021			September 30, 2020
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,561	$12	0.21%	$5,173	$41	0.79%
Assets segregated for regulatory and other purposes	8,735	15	0.17%	3,042	28	0.94%
Available-for-sale securities	7,950	85	1.07%	4,250	83	1.94%
Brokerage client receivables	2,280	77	3.37%	2,232	84	3.77%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
C&I loans (16)	7,828	201	2.54%	7,860	274	3.43%
CRE loans (16)	2,703	70	2.56%	2,589	88	3.34%
REIT loans (16)	1,273	32	2.48%	1,333	42	3.09%
Tax-exempt loans (17)	1,270	34	3.31%	1,246	33	3.35%
Residential mortgage loans	5,110	140	2.72%	4,874	148	3.04%
Securities-based loans and other	4,989	112	2.22%	3,559	112	3.10%
Loans held for sale	163	4	2.55%	130	5	3.70%
Total bank loans, net	23,336	593	2.55%	21,591	702	3.25%
All other interest-earning assets	2,251	41	1.77%	2,289	62	2.70%
Total interest-earning assets	$50,113	$823	1.64%	$38,577	$1,000	2.59%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$28,359	$6	0.02%	$23,629	$21	0.09%
Certificates of deposit	904	17	1.90%	1,006	20	2.03%
Total bank deposits	29,263	23	0.08%	24,635	41	0.17%
Brokerage client payables	10,180	3	0.03%	4,179	11	0.28%
Other borrowings	862	19	2.20%	892	20	2.24%
Senior notes payable	2,078	96	4.58%	1,800	85	4.72%
All other interest-bearing liabilities	585	9	0.82%	795	21	1.99%
Total interest-bearing liabilities	$42,968	$150	0.34%	$32,301	$178	0.54%
Net interest income		$673			$822
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2021	(Unaudited)

	Three months ended			% change from
$ in millions	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Net revenues:
Private Client Group	$1,801	$1,394	$1,696	29%	6%
Capital Markets	554	410	446	35%	24%
Asset Management	238	184	225	29%	6%
Raymond James Bank	176	161	169	9%	4%
Other (18)	(2)	(10)	2	80%	NM
Intersegment eliminations	(72)	(60)	(67)	(20)%	(7)%
Total net revenues	$2,695	$2,079	$2,471	30%	9%

Pre-tax income/(loss):
Private Client Group	$222	$125	$195	78%	14%
Capital Markets	183	106	115	73%	59%
Asset Management	114	78	105	46%	9%
Raymond James Bank	81	33	104	145%	(22)%
Other (18)	(40)	(86)	(134)	53%	70%
Pre-tax income	$560	$256	$385	119%	45%

	Twelve months ended
$ in millions	September 30, 2021	September 30, 2020	% change
Net revenues:
Private Client Group	$6,611	$5,552	19%
Capital Markets	1,885	1,291	46%
Asset Management	867	715	21%
Raymond James Bank	672	765	(12)%
Other (18)	(8)	(82)	90%
Intersegment eliminations	(267)	(251)	(6)%
Total net revenues	$9,760	$7,990	22%

Pre-tax income/(loss):
Private Client Group	$749	$539	39%
Capital Markets	532	225	136%
Asset Management	389	284	37%
Raymond James Bank	367	196	87%
Other (18)	(246)	(192)	(28)%
Pre-tax income	$1,791	$1,052	70%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2021	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Revenues:
Asset management and related administrative fees	$1,142	$832	$1,050	37%	9%
Brokerage revenues:
Mutual and other fund products	172	129	167	33%	3%
Insurance and annuity products	118	109	113	8%	4%
Equities, ETFs and fixed income products	100	95	110	5%	(9)%
Total brokerage revenues	390	333	390	17%	—%
Account and service fees:
Mutual fund and annuity service fees	110	88	105	25%	5%
RJBDP fees: (14)
Third-party banks	18	21	18	(14)%	—%
Raymond James Bank	49	42	47	17%	4%
Client account and other fees	44	33	39	33%	13%
Total account and service fees	221	184	209	20%	6%
Investment banking	14	12	11	17%	27%
Interest income	32	30	31	7%	3%
All other	5	7	7	(29)%	(29)%
Total revenues	1,804	1,398	1,698	29%	6%
Interest expense	(3)	(4)	(2)	(25)%	50%
Net revenues	1,801	1,394	1,696	29%	6%
Non-interest expenses:
Financial advisor compensation and benefits	1,151	873	1,082	32%	6%
Administrative compensation and benefits	255	244	251	5%	2%
Total compensation, commissions and benefits	1,406	1,117	1,333	26%	5%
Non-compensation expenses	173	152	168	14%	3%
Total non-interest expenses	1,579	1,269	1,501	24%	5%
Pre-tax income	$222	$125	$195	78%	14%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2021	(Unaudited)

Private Client Group

	Twelve months ended
$ in millions	September 30, 2021	September 30, 2020	% change
Revenues:
Asset management and related administrative fees	$4,056	$3,162	28%
Brokerage revenues:
Mutual and other fund products	670	567	18%
Insurance and annuity products	438	397	10%
Equities, ETFs and fixed income products	438	419	5%
Total brokerage revenues	1,546	1,383	12%
Account and service fees:
Mutual fund and annuity service fees	408	348	17%
RJBDP fees: (14)
Third-party banks	76	150	(49)%
Raymond James Bank	183	180	2%
Client account and other fees	157	129	22%
Total account and service fees	824	807	2%
Investment banking	47	41	15%
Interest income	123	155	(21)%
All other	25	27	(7)%
Total revenues	6,621	5,575	19%
Interest expense	(10)	(23)	(57)%
Net revenues	6,611	5,552	19%
Non-interest expenses:
Financial advisor compensation and benefits	4,204	3,428	23%
Administrative compensation and benefits	1,015	971	5%
Total compensation, commissions and benefits	5,219	4,399	19%
Non-compensation expenses	643	614	5%
Total non-interest expenses	5,862	5,013	17%
Pre-tax income	$749	$539	39%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2021	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Revenues:
Brokerage revenues:
Fixed income	$118	$125	$124	(6)%	(5)%
Equity	33	35	36	(6)%	(8)%
Total brokerage revenues	151	160	160	(6)%	(6)%
Investment banking:
Merger & acquisition and advisory	215	98	153	119%	41%
Equity underwriting	89	68	69	31%	29%
Debt underwriting	46	43	43	7%	7%
Total investment banking	350	209	265	67%	32%
Interest income	4	3	4	33%	—%
Tax credit fund revenues	48	33	17	45%	182%
All other	4	7	3	(43)%	33%
Total revenues	557	412	449	35%	24%
Interest expense	(3)	(2)	(3)	50%	—%
Net revenues	554	410	446	35%	24%
Non-interest expenses:
Compensation, commissions and benefits	288	229	256	26%	13%
Acquisition and disposition-related expenses (8)	3	7	3	(57)%	—%
Other non-compensation expenses	80	68	72	18%	11%
Total non-interest expenses	371	304	331	22%	12%
Pre-tax income	$183	$106	$115	73%	59%

	Twelve months ended
$ in millions	September 30, 2021	September 30, 2020	% change
Revenues:
Brokerage revenues:
Fixed income	$515	$421	22%
Equity	145	150	(3)%
Total brokerage revenues	660	571	16%
Investment banking:
Merger & acquisition and advisory	639	290	120%
Equity underwriting	285	185	54%
Debt underwriting	172	133	29%
Total investment banking	1,096	608	80%
Interest income	16	25	(36)%
Tax credit fund revenues	105	83	27%
All other	18	20	(10)%
Total revenues	1,895	1,307	45%
Interest expense	(10)	(16)	(38)%
Net revenues	1,885	1,291	46%
Non-interest expenses:
Compensation, commissions and benefits	1,055	774	36%
Acquisition and disposition-related expenses (8)	6	7	(14)%
Other non-compensation expenses	292	285	2%
Total non-interest expenses	1,353	1,066	27%
Pre-tax income	$532	$225	136%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2021	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Revenues:
Asset management and related administrative fees:
Managed programs	$156	$123	$148	27%	5%
Administration and other	74	55	70	35%	6%
Total asset management and related administrative fees	230	178	218	29%	6%
Account and service fees	5	4	4	25%	25%
All other	3	2	3	50%	—%
Net revenues	238	184	225	29%	6%
Non-interest expenses:
Compensation, commissions and benefits	44	43	43	2%	2%
Non-compensation expenses	80	63	77	27%	4%
Total non-interest expenses	124	106	120	17%	3%
Pre-tax income	$114	$78	$105	46%	9%

	Twelve months ended
$ in millions	September 30, 2021	September 30, 2020	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$570	$481	19%
Administration and other	267	207	29%
Total asset management and related administrative fees	837	688	22%
Account and service fees	18	16	13%
All other	12	11	9%
Net revenues	867	715	21%
Non-interest expenses:
Compensation, commissions and benefits	182	177	3%
Non-compensation expenses	296	254	17%
Total non-interest expenses	478	431	11%
Pre-tax income	$389	$284	37%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2021	(Unaudited)

Raymond James Bank

	Three months ended			% change from
$ in millions	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Revenues:
Interest income	$179	$165	$172	8%	4%
Interest expense	(10)	(11)	(11)	(9)%	(9)%
Net interest income	169	154	161	10%	5%
All other	7	7	8	—%	(13)%
Net revenues	176	161	169	9%	4%
Non-interest expenses:
Compensation and benefits	13	13	13	—%	—%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses (6)	5	45	(19)	(89)%	NM
RJBDP fees to Private Client Group (14)	49	42	47	17%	4%
All other	28	28	24	—%	17%
Total non-compensation expenses	82	115	52	(29)%	58%
Total non-interest expenses	95	128	65	(26)%	46%
Pre-tax income	$81	$33	$104	145%	(22)%

	Twelve months ended
$ in millions	September 30, 2021	September 30, 2020	% change
Revenues:
Interest income	$684	$800	(15)%
Interest expense	(42)	(62)	(32)%
Net interest income	642	738	(13)%
All other	30	27	11%
Net revenues	672	765	(12)%
Non-interest expenses:
Compensation and benefits	51	51	—%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses (6)	(32)	233	NM
RJBDP fees to Private Client Group (14)	183	180	2%
All other	103	105	(2)%
Total non-compensation expenses	254	518	(51)%
Total non-interest expenses	305	569	(46)%
Pre-tax income	$367	$196	87%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2021	(Unaudited)

Other

	Three months ended			% change from
$ in millions	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Revenues:
Interest income	$2	$3	$—	(33)%	NM
Gains on private equity investments (5)	18	12	24	50%	(25)%
All other	(1)	—	4	NM	NM
Total revenues	19	15	28	27%	(32)%
Interest expense	(21)	(25)	(26)	(16)%	(19)%
Net revenues	(2)	(10)	2	80%	NM
Non-interest expenses:
Compensation and all other (5)	31	30	34	3%	(9)%
Losses on extinguishment of debt (7)	—	—	98	—%	(100)%
Acquisition and disposition-related expenses (8)	7	—	4	NM	75%
Reduction in workforce expenses (9)	—	46	—	(100)%	—%
Total non-interest expenses	38	76	136	(50)%	(72)%
Pre-tax loss	$(40)	$(86)	$(134)	53%	70%

	Twelve months ended
$ in millions	September 30, 2021	September 30, 2020	% change
Revenues:
Interest income	$8	$30	(73)%
Gains/(losses) on private equity investments (5)	74	(28)	NM
All other	6	4	50%
Total revenues	88	6	1,367%
Interest expense	(96)	(88)	9%
Net revenues	(8)	(82)	90%
Non-interest expenses:
Compensation and all other (5)	127	64	98%
Losses on extinguishment of debt (7)	98	—	NM
Acquisition and disposition-related expenses (8)	13	—	NM
Reduction in workforce expenses (9)	—	46	(100)%
Total non-interest expenses	238	110	116%
Pre-tax loss	$(246)	$(192)	(28)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Fiscal Fourth Quarter of 2021	(Unaudited)

The following metrics are attributable to our Raymond James Bank banking subsidiary, which is a component of our Raymond James Bank segment.

	As of				% change from
$ in millions	September 30, 2021		September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Total assets	$36,481		$30,610	$34,576	19%	6%
Total equity	$2,594		$2,315	$2,532	12%	2%
Bank loans, net	$24,994		$21,195	$23,896	18%	5%
Bank loan allowance for credit losses (6)	$320		$354	$322	(10)%	(1)%
Bank loan allowance for credit losses as a % of loans held for investment (6)	1.27%		1.65%	1.34%
Total nonperforming assets	$74		$32	$43	131%	72%
Nonperforming assets as a % of total assets	0.20%		0.10%	0.12%
Total criticized loans	$824		$933	$980	(12)%	(16)%
Criticized loans as a % of loans held for investment	3.27%		4.35%	4.07%

Capital ratios:
Tier 1 capital	13.4%	(3)	13.0%	13.5%
Total capital	14.6%	(3)	14.3%	14.7%
Tier 1 leverage	7.5%	(3)	7.7%	7.5%

	Three months ended				% change from
$ in millions	September 30, 2021		September 30, 2020	June 30, 2021	September 30, 2020	June 30, 2021
Bank loan provision/(benefit) for credit losses (6)	$5		$45	$(19)	(89)%	NM

Net charge-offs:
Charge-offs related to loan sales	$1		$26	$1	(96)%	—%
All other	6		—	3	NM	100%
Total net charge-offs	$7		$26	$4	(73)%	75%

Net interest margin (net yield on interest-earning assets)	1.92%		2.09%	1.92%

	Twelve months ended
$ in millions	September 30, 2021		September 30, 2020	% change
Bank loan provision/(benefit) for credit losses (6)	$(32)		$233	NM

Net charge-offs:
Charge-offs related to loan sales	$4		$87	(95)%
All other	9		11	(18)%
Total net charge-offs	$13		$98	(87)%

Net interest margin (net yield on interest-earning assets)	1.95%		2.63%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Fourth Quarter of 2021	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended			Twelve months ended
$ in millions, except per share amounts	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2021	September 30, 2020
Net income	$429	$209	$307	$1,403	$818
Non-GAAP adjustments:
Losses on extinguishment of debt (7)	—	—	98	98	—
Acquisition and disposition-related expenses (8)	10	7	7	19	7
Reduction in workforce expenses (9)	—	46	—	—	46
Pre-tax impact of non-GAAP adjustments	10	53	105	117	53
Tax effect of non-GAAP adjustments	(2)	(13)	(26)	(28)	(13)
Total non-GAAP adjustments, net of tax	8	40	79	89	40
Adjusted net income	$437	$249	$386	$1,492	$858

Pre-tax income	$560	$256	$385	$1,791	$1,052
Pre-tax impact of non-GAAP adjustments (as detailed above)	10	53	105	117	53
Adjusted pre-tax income	$570	$309	$490	$1,908	$1,105

Pre-tax margin (12)	20.8%	12.3%	15.6%	18.4%	13.2%
Non-GAAP adjustments:
Losses on extinguishment of debt (7)	—%	—%	3.9%	1.0%	—%
Acquisition and disposition-related expenses (8)	0.4%	0.4%	0.3%	0.1%	0.1%
Reduction in workforce expenses (9)	—%	2.2%	—%	—%	0.5%
Total non-GAAP adjustments	0.4%	2.6%	4.2%	1.1%	0.6%
Adjusted pre-tax margin (12)	21.2%	14.9%	19.8%	19.5%	13.8%

Earnings per common share: (1) (4)
Basic	$2.08	$1.02	$1.49	$6.81	$3.96
Non-GAAP adjustments:
Losses on extinguishment of debt (7)	—	—	0.48	0.48	—
Acquisition and disposition-related expenses (8)	0.05	0.03	0.03	0.09	0.03
Reduction in workforce expenses (9)	—	0.22	—	—	0.22
Tax effect of non-GAAP adjustments	(0.01)	(0.06)	(0.12)	(0.14)	(0.06)
Total non-GAAP adjustments, net of tax	0.04	0.19	0.39	0.43	0.19
Adjusted basic	$2.12	$1.21	$1.88	$7.24	$4.15

Diluted	$2.02	$1.00	$1.45	$6.63	$3.88
Non-GAAP adjustments:
Losses on extinguishment of debt (7)	—	—	0.46	0.46	—
Acquisition and disposition-related expenses (8)	0.05	0.03	0.03	0.09	0.03
Reduction in workforce expenses (9)	—	0.22	—	—	0.22
Tax effect of non-GAAP adjustments	(0.01)	(0.06)	(0.12)	(0.13)	(0.05)
Total non-GAAP adjustments, net of tax	0.04	0.19	0.37	0.42	0.20
Adjusted diluted	$2.06	$1.19	$1.82	$7.05	$4.08

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Fourth Quarter of 2021	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	September 30, 2021	September 30, 2020	June 30, 2021
Total equity attributable to Raymond James Financial, Inc.	$8,245	$7,114	$7,863
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	882	600	862
Deferred tax liabilities, net	(64)	(34)	(56)
Tangible common equity attributable to Raymond James Financial, Inc.	$7,427	$6,548	$7,057
Common shares outstanding	205.7	204.9	205.4
Book value per share (1) (10)	$40.08	$34.72	$38.28
Tangible book value per share (1) (2) (10)	$36.11	$31.96	$34.36

Return on equity	Three months ended			Twelve months ended
$ in millions	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2021	September 30, 2020
Average equity (19)	$8,054	$7,040	$7,728	$7,635	$6,860
Impact on average equity of non-GAAP adjustments:
Losses on extinguishment of debt (7)	—	—	49	39	—
Acquisition and disposition-related expenses (8)	5	4	4	6	1
Reduction in workforce expenses (9)	—	23	—	—	9
Tax effect of non-GAAP adjustments	(1)	(7)	(13)	(11)	(2)
Adjusted average equity (19)	$8,058	$7,060	$7,768	$7,669	$6,868

Average equity (19)	$8,054	$7,040	$7,728	$7,635	$6,860
Less:
Average goodwill and identifiable intangible assets, net	872	601	865	809	605
Average deferred tax liabilities, net	(60)	(33)	(56)	(53)	(31)
Average tangible common equity (19)	$7,242	$6,472	$6,919	$6,879	$6,286
Impact on average equity of non-GAAP adjustments:
Losses on extinguishment of debt (7)	—	—	49	39	—
Acquisition and disposition-related expenses (8)	5	4	4	6	1
Reduction in workforce expenses (9)	—	23	—	—	9
Tax effect of non-GAAP adjustments	(1)	(7)	(13)	(11)	(2)
Adjusted average tangible common equity (19)	$7,246	$6,492	$6,959	$6,913	$6,294

Return on equity (11)	21.3%	11.9%	15.9%	18.4%	11.9%
Adjusted return on equity (11)	21.7%	14.1%	19.9%	19.5%	12.5%
Return on tangible common equity (11)	23.7%	12.9%	17.7%	20.4%	13.0%
Adjusted return on tangible common equity (11)	24.1%	15.3%	22.2%	21.6%	13.6%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Fourth Quarter of 2021                                 Footnotes

(1)	During our fiscal fourth quarter of 2021 the Board of Directors approved a 3-for-2 stock split, effected in the form of a 50% stock dividend, payable September 21, 2021. All share and per share information has been retroactively adjusted to reflect this stock split.

(2)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(3)	Estimated.

(4)	Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

(5)
Other revenues included $18 million, $12 million and $24 million of private equity gains for the three months ended September 30, 2021, September 30, 2020 and June 30, 2021, respectively, which were included in our Other segment. Of these amounts, $5 million, $3 million, and $10 million for the three months ended September 30, 2021, September 30, 2020, and June 30, 2021, respectively, were attributable to noncontrolling interests and were offset in Other expenses. Other revenues included $74 million of private equity gains and $28 million of private equity losses for the twelve months ended September 30, 2021 and 2020, respectively, which were included in our Other segment. Of these amounts, approximately $25 million of the gains and $20 million of the losses for the twelve months ended September 30, 2021 and 2020, respectively, were attributable to noncontrolling interests and were offset in Other expenses.

(6)
The allowances for credit losses as of September 30, 2021 and June 30, 2021 were determined under the current expected credit loss (“CECL”) model as a result of our October 1, 2020 adoption of new accounting guidance related to the measurement of credit losses on financial instruments. The impact of adoption on October 1, 2020 resulted in an increase in our allowance for credit losses of $42 million (including $25 million related to loans to financial advisors in the Private Client Group, $9 million related to funded bank loans and $8 million related to unfunded lending commitments) and a corresponding reduction in the beginning balance of retained earnings of $35 million, net of tax. The Bank loan provision/(benefit) for credit losses of $5 million and $(19) million for the three months ended September 30, 2021 and June 30, 2021, respectively, and $(32) million for the twelve months ended September 30, 2021, were determined under the CECL model and represented the provision/(benefit) for credit losses post the CECL adoption date.

(7)
Losses on extinguishment of debt include make-whole premiums, the accelerated amortization of debt issuance costs, and certain legal and other professional fees associated with the redemptions of our $250 million of 5.625% senior notes due 2024 and our $500 million of 3.625% senior notes due 2026 which occurred during our fiscal third quarter of 2021.

(8)	Acquisition and disposition-related expenses in our Other segment primarily included professional and integration expenses associated with our acquisitions of NWPS Holdings, Inc., Financo, LLC, and Cebile Capital, which were completed in fiscal 2021, and Charles Stanley Group PLC and TriState Capital Holdings, Inc., announced in July 2021 and October 2021, respectively. Acquisition and disposition-related expenses in our Capital Markets segment included amortization expense related to intangible assets with short useful lives associated with our Financo, LLC and Cebile Capital acquisitions for fiscal 2021, and a $7 million loss related to the sale of our interests in certain entities that operated predominantly in France for fiscal 2020.

(9)
Reduction in workforce expenses for the three and twelve months ended September 30, 2020 are associated with position eliminations that occurred in our fiscal fourth quarter of 2020 in response to the economic environment. These expenses were included in our Other segment and primarily consisted of severance and related payroll expenses, as well as expenses related to company-paid benefits.

(10)	Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(11)	Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period. Adjusted return on equity is computed by dividing annualized adjusted net income by adjusted average equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income by adjusted average tangible common equity for each respective period.

(12)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(13)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

(14)	We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by the Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

(15)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(16)	As a result of our adoption of CECL, we have redefined certain of our loan portfolio segments to align with the new methodology applied in determining the allowance for credit losses, including the combination of the CRE and CRE construction loan portfolios and the separation of loans to REITs into a separate portfolio segment (previously included in CRE loans and C&I loans). Prior period loan portfolio segments have been revised to conform to the current presentation.

(17)	The average yield is presented on a tax-equivalent basis for each respective period.

(18)
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, acquisition-related expenses, and certain corporate overhead costs of RJF, including the interest costs on our public debt and any losses on extinguishment of such debt. The Other segment also includes reduction in workforce expenses associated with position eliminations that occurred in our fiscal fourth quarter of 2020 in response to the economic environment.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Fourth Quarter of 2021                                 Footnotes

(19)	Average equity is computed by adding total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the annual period, average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.